POWER OF ATTORNEY

The undersigned directors and officers of Gulfport Energy Corporation do hereby constitute and appoint Mike Liddell our true and lawful attorney-in-fact to sign and execute, on behalf of the undersigned, any and all amendments (including post-effective amendments) to this Registration Statement, and each of the undersigned does hereby ratify and confirm all that said attorney-in-fact shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures                                         Title
Date

/s/Mike Liddell                               Chairman and President
----------------------------------            Director
Mike Liddell
January 20, 2001



/s/Michael G. Moore                           Vice President
----------------------------------            Chief Financial Officer
Michael G. Moore
January 20, 2001



/s/Robert Brooks                              Director
----------------------------------
Robert Brooks
January 20, 2001



/s/David Houston                              Director
----------------------------------
David Houston
January 20, 2001



/s/Mickey Liddell                             Director
----------------------------------
Mickey Liddell
January 20, 2001



/s/Dan Noles                                  Director
----------------------------------
Dan Noles
January 20, 2001